                                                                     Exhibit 8.1




                          Opinion Regarding Tax Matters

                 [ORRICK, HERRINGTON & SUTCLIFFE LLP LETTERHEAD]


                              December 19, 1997


BA Mortgage Securities, Inc.
345 Montgomery Street
Lower Level #2, Unit #8152
San Francisco, California 94104

                  Re:      BA Mortgage Securities, Inc.
                           Mortgage Pass-Through Certificates, Series 1997-3

Ladies and Gentlemen:

         We have acted as counsel for BA Mortgage Securities, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the prospectus dated December 19, 1997 (the "Basic Prospectus"), as supplemented by the prospectus supplement dated December 19, 1997 (the "Prospectus Supplement," and together with the Basic Prospectus, the "Prospectus"), which is being filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the "Act"). The Prospectus relates to the Company's Mortgage Pass-Through Certificates, Series 1997-3, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class
PO, Class M, Class B-1, Class B-2, Class R-I and Class R-II (collectively, the "Certificates") and is being filed as part of the Company's Registration Statement on Form S-3, Registration No. 333-05201 (the "Registration Statement") for the registration under the Act of series of Mortgage Pass- Through Certificates. In preparing this opinion, we have reviewed the Prospectus Supplement, the Prospectus, the Registration Statement, the Pooling and Servicing Agreement among the Company, as depositor, Bank of America National Trust and Savings Association and Bank of America, Federal Savings Bank, as Master Servicers, and Bankers Trust Company of California, N.A., as trustee, dated December 1, 1997, and such other documents as we have deemed necessary or appropriate as a basis for the opinion herein expressed (collectively, the "Transaction Documents"). As to matters of fact, we have relied upon the representations, warranties and other statements contained in the Transaction Documents.

         We hereby confirm that the statements set forth in the Basic Prospectus and in the Prospectus Supplement under the headings "FEDERAL INCOME TAX CONSEQUENCES," each forming a part of the Registration Statement, which statements have been prepared by us, constitute our opinion as to the material federal income tax consequences relating to the Certificates and are correct in all material respects.

         We express no opinion as to the law of any jurisdiction other than the laws of the United States of America. We assume no obligation to update this opinion for events occurring or coming to our attention after the date hereof.

         We hereby consent to the filing of this opinion with the Registration Statement under cover of a Current Report on Form 8-K.

                                   Very truly yours,

                                   /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

                                   ORRICK, HERRINGTON & SUTCLIFFE LLP


                                        2